Exhibit 99.77C

March 24, 2015

C. David Bunstine
Secretary
Beacon Hill Fund Services Inc.
4041 N. High Street, Suite 402
Columbus, Ohio 43214

Regarding: Asset Management Fund
Cusips: 045419108, 045419405, 045419801, 045419884

CERTIFICATION OF VOTE

This is to certify that as of Record Date of February 6, 2015, there were 31,315,162 cumulative shares of AMF Ultra Short Mortgage Fund, AMF Short US Government Fund, AMF Large Cap Equity Fund (Class AMF) and AMF Large Cap Equity Fund outstanding and entitled to vote at the Special Meeting of Shareholders scheduled to be held on March 25, 2015.

AST Fund Solutions, LLC is certifying that 12,100,321 cumulative shares have been voted which represents 38.64% of the record date shares for the Trust. A summary of the voted shares, by proposals, is enclosed herewith.

AST Fund Solutions, LLC does not guarantee the genuineness of the signature(s) of any shareholder or assume any responsibility for the legality of any voted proxy.

Sincerely,

Helen Lo
Vice President
AST Fund Solutions, LLC

AST Fund Solutions, LLC	Global Resources
LINK GROUP network	Local Service
www.astfundsolutions.com	Customized Solutions

ASSET MANAGEMENT FUND

Tuesday, March 24, 2015	Submitted by:	Helen Lo
hlo@astfundsolutions.com

SNAPSHOT	TRUST PASSED:	Yes!
FUNDS	OUTSTANDING SHARES (“0/5”)	TOTAL SHARES VOTED	% OF 0/5 VOTED

Cumulative Vote Summary (ALL FUNDS)	31,315,162	12,100,321	38.64%

TABULATION DETAIL
Proposals	For	% Voted For	Withheld	% Voted WH	% Voted For of 0/5	% Voted WH 0/5
1. To Elect the following five individuals as Trustees:
1.0 David F. Holland	11,737,074	97.00%	363,247	3.00%	37.48%	1.16%
2.0 Carla S. Carstens	11,744,510	97.06%	355,811	2.94%	37.50%	1.14%
3.0 David J. Gruber	11,744,814	97.06%	355,507	2.94%	37.51%	1.14%
4.0 Rodger D. Shay Jr.	11,597,596	95.85%	502,725	4.15%	37.04%	1.61%
5.0 Dana A. Gentile	11,744,785	97.06%	355,536	2.94%	37.51%	1.14%

VOTE BY SOURCE

Asset Management Fund

I, C. David Bunstine, Secretary of Asset Management Trust (the “Trust”), hereby certify as Inspector of Elections, the following:

1.	On March 25, 2015, at the special meeting of the shareholders of the Trust, of the 31,315,162 shares outstanding and entitled to vote at the meeting, at least a majority of such common shares were present in person or by proxy at the meeting and a quorum existed; and
2.	Each of Carla S. Carstens, David J. Gruber, David F. Holland, Rodger D. Shay, Jr. and Dana A. Gentile were elected as a trustee of the board of the Trust for an indefinite term.

Asset Management Fund